UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 4, 2007

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number
1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North
Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On December 4, 2007, the Alabama Public Service Commission (APSC) approved a seven-year extension of the Rate Stabilization and Equalization (RSE) rate-setting process applicable to Alabama Gas Corporation (Alagasco), the natural gas subsidiary of Energen Corporation. Under terms of the extension, which will be detailed in a forthcoming order, the utility will continue to have the opportunity to earn a target return on average equity of 13.4 percent, within an allowed range of 13.15 percent to 13.65 percent.

Modifications to Alagasco’s RSE include a phased reduction in the equity percentage upon which the utility can earn a return from 60 percent of total capitalization to 57 percent by December 31, 2008, and to 55 percent by December 31, 2009. In addition, the APSC approved adjustments to the operations and maintenance (O&M) expense cost control measurement provision of RSE, including the following: (1) annual changes in O&M expense will be measured on an aggregate dollar basis rather than on a per customer basis; (2) annual changes in O&M expense that will be allowed without adjustment now must fall within 0.75 points (as compared with the previous 1.25 points) of the Consumer Price Index for All Urban Customers; and (3) non-recurring items and/or recurring items that fluctuate based on situations beyond Alagasco’s control may be excluded from the cost control measurement calculation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

December 5, 2007	By:	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr. Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation

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